Exhibit 11(ii)

June 11, 2007

Northern Lights Fund Trust 450 Wireless Blvd. Hauppauge, NY 11788

Re: Northern Lights Fund Trust; File Nos. 333-142939

Gentlemen:

A legal opinion that we prepared was filed as an Exhibit to the Registration Statement for the Northern Lights Fund Trust filed with the Securities and Exchange Commission on Form N-14 on May 11, 2007 (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP